Exhibit 99.1

Bottomline Technologies Reports Second Quarter Results

Strong Growth in Subscription and Transaction Revenue Highlights Second Quarter

PORTSMOUTH, N.H. – February 1, 2018 – Bottomline Technologies (NASDAQ:EPAY), a leading provider of financial technology that helps businesses make payments simple, smart and secure, today reported financial results for the second quarter ended December 31, 2017.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, were $63.2 million for the second quarter, up 14% as compared to the second quarter of last year. Revenues overall for the second quarter were $95.2 million, up 10% as compared to the second quarter of last year.

GAAP net income for the second quarter was $3.1 million compared to GAAP net loss of $10.3 million for the second quarter of last year, driven by a non-recurring income tax benefit. GAAP net income per share was $0.08 in the second quarter compared to GAAP net loss per share of $0.27 in the second quarter of last year.

Adjusted EBITDA for the second quarter was $22.5 million compared to $18.7 million for the second quarter of last year, an increase of 20% from the second quarter of last year. Adjusted EBITDA for the second quarter was 24% of overall revenue compared to 22% of overall revenue for the second quarter of last year. Adjusted EBITDA is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

Core net income for the second quarter was $12.2 million compared to $9.7 million for the second quarter of last year and core earnings per share was $0.31 for the second quarter compared to $0.26 for the second quarter of last year. Core net income and core earnings per share exclude certain items as discussed in the “Non-GAAP Financial Measures” section that follows.

“We continue to execute against our strategic plan and deliver strong results,” said Rob Eberle, President and CEO of Bottomline Technologies. “Growth and profitability were ahead of our expectations. Our product leadership is evidenced by the strong bookings we recorded in the quarter. We have a high degree of confidence in our ability to continue to execute against our strategic plan, achieve our financial targets and drive shareholder value.”

Second Quarter Customer Highlights

•	31 institutions selected Paymode-X, Bottomline’s leading payments platform to automate their payments processes, increase productivity, reduce costs and earn cash rebates.

•	5 organizations, including North American Risk Services (NARS) and KB Insurance, chose Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	8 banks selected Bottomline’s digital banking platforms to help them compete and grow their corporate and business banking franchises by deploying innovative digital capabilities.

•	Companies such as Pearson Shared Services Limited and Bank am Bellevue selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions.

•	Organizations such as UMB Bank and Innovest chose Bottomline’s corporate payment automation solutions to extend their payments capabilities and improve efficiencies.

Second Quarter Strategic Corporate Highlights

•	Selected as a Preferred Partner for Business-to-Business (B2B) Payments by NACHA, the Electronic Payments Association®.

•	Announced expanded capabilities with machine learning, enabling Vendors to pay and get paid smarter and faster using its Paymode-X Intelligent Engagement Model. The Paymode-X Intelligent Engagement Model is a proprietary Vendor enablement methodology that accelerates automation and financial returns. As the only predictive Vendor enablement solution, the Paymode-X Intelligent Engagement Model uses advanced data science, predictive forecasting and a proven enablement strategy to segment, enroll, and authenticate Vendors swiftly and accurately.

•	Expanded capabilities and offerings by becoming a Third Party Provider (TPP) under the UK Open Banking initiative, to allow customers to access information and initiate payments directly with participating banks through secure Application Programming Interfaces (APIs), via cloud-based payment platforms.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share, constant currency information, adjusted EBITDA and adjusted EBITDA as a percent of revenue are non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquisition related intangible assets, goodwill impairment charges, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with our convertible notes and revolving credit facility, global enterprise resource planning (ERP) system implementation and other costs, and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes and revolving credit facility consist of the amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation and other costs relate to direct and incremental costs incurred in connection with our implementation of a new, global ERP solution, the related technology infrastructure and costs related to our implementation of the new revenue recognition standard under US GAAP.

In computing diluted core earnings per share, we exclude the weighted average dilutive effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we may present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

Adjusted EBITDA and adjusted EBITDA as a percent of revenue represent our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization and other charges, as noted in the reconciliation that follows.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net income (loss) for the three and six months ended December 31, 2017 and 2016 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
	(in thousands)
GAAP net income (loss)	$3,088	$(10,346)	$(1,153)	$(20,854)
Amortization of acquisition-related intangible assets	5,702	6,090	10,890	12,375
Goodwill impairment charge	—	7,529	—	7,529
Stock-based compensation expense	8,080	8,656	16,540	16,855
Acquisition and integration-related expenses	380	522	1,372	1,771
Restructuring benefit	—	—	(9)	—
Global ERP system implementation and other costs	1,339	2,106	3,415	4,597
Minimum pension liability adjustments	3	264	38	541
Amortization of debt issuance and debt discount costs	2,576	3,454	6,285	6,826
Non-recurring tax benefit (1)	(4,402)	(4,461)	(4,402)	(4,461)
Tax effects on non-GAAP income	(4,577)	(4,152)	(9,119)	(7,130)

Core net income	$12,189	$9,662	$23,857	$18,049

(1)	The non-recurring tax benefit in the three and six months ended December 31, 2017 represents a benefit arising from the revaluation of certain deferred tax liabilities as a result of the U.S. Tax Cuts and Jobs Act. The non-recurring tax benefit in the three and six months ended December 31, 2016 represents a tax benefit in Switzerland related to the impairment of their investment in Intellinx, Ltd.

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our diluted core earnings per share to our GAAP diluted net income (loss) per share for the three and six months ended December 31, 2017 and 2016 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
GAAP diluted net income (loss) per share	$0.08	$(0.27)	$(0.03)	$(0.55)
Plus:
Amortization of acquisition-related intangible assets	0.15	0.16	0.28	0.33
Goodwill impairment charge	—	0.20	—	0.20
Stock-based compensation expense	0.21	0.22	0.43	0.44
Acquisition and integration-related expenses	0.01	0.02	0.04	0.05
Global ERP system implementation and other costs	0.03	0.06	0.09	0.12
Minimum pension liability adjustments	—	0.01	—	0.02
Amortization of debt issuance and debt discount costs	0.06	0.09	0.16	0.18
Non-recurring tax benefit	(0.11)	(0.12)	(0.11)	(0.12)
Tax effects on non-GAAP income	(0.12)	(0.11)	(0.24)	(0.19)

Diluted core earnings per share	$0.31	$0.26	$0.62	$0.48

Non-GAAP Financial Measures (Continued)

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing basic and diluted net income (loss) per share for the three and six months ended December 31, 2017 and 2016 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Numerator:
Core net income	$12,189	$9,662	$23,857	$18,049

Denominator:
Weighted average shares used in computing basic net income (loss) per share for GAAP	38,087	37,769	37,908	37,854
Impact of dilutive securities (shares related to conversion feature on convertible senior notes, stock options, restricted stock awards and employee stock purchase plan) (1)	1,257	93	919	91

GAAP diluted shares	39,344	37,862	38,827	37,945
Impact of note hedges (2)	(436)	—	(217)	—

Weighted average shares used in computing diluted core earnings per share	38,908	37,862	38,610	37,945

(1)	These securities are dilutive on a GAAP basis in periods where we report GAAP net income. These securities are anti-dilutive on a GAAP basis in periods where we report GAAP net loss.

(2)	In computing diluted core earnings per share, we exclude the weighted average dilutive effect of shares issuable under our convertible senior notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to GAAP net income (loss) for the three and six months ended December 31, 2017 and 2016 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
	(in thousands)
GAAP net income (loss)	$3,088	$(10,346)	$(1,153)	$(20,854)
Adjustments:
Other expense, net	3,532	4,182	7,995	8,117
Income tax benefit	(4,495)	(4,478)	(4,038)	(3,797)
Depreciation and amortization	4,875	4,154	9,543	8,241
Amortization of acquisition-related intangible assets	5,702	6,090	10,890	12,375
Goodwill impairment charge	—	7,529	—	7,529
Stock-based compensation expense	8,080	8,656	16,540	16,855
Acquisition and integration-related expenses	380	522	1,372	1,771
Restructuring benefit	—	—	(9)	—
Minimum pension liability adjustments	3	264	38	541
Global ERP system implementation and other costs	1,339	2,106	3,415	4,597

Adjusted EBITDA	$22,504	$18,679	$44,593	$35,375

Reconciliation of Adjusted EBITDA as a percent of Revenue

A reconciliation of adjusted EBITDA as a percent of revenue to GAAP net income (loss) as a percent of revenue for the three and six months ended December 31, 2017 and 2016 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
GAAP net income (loss) as a percent of revenue	3%	(12%)	(1%)	(12%)
Adjustments:
Other expense, net	4%	5%	4%	5%
Income tax benefit	(5%)	(5%)	(2%)	(2%)
Depreciation and amortization	5%	5%	5%	5%
Amortization of acquisition-related intangible assets	6%	7%	6%	7%
Goodwill impairment charge	0%	9%	0%	4%
Stock-based compensation expense	9%	10%	9%	10%
Acquisition and integration-related expenses	0%	1%	1%	1%
Global ERP system implementation and other costs	2%	2%	2%	3%

Adjusted EBITDA as a percent of revenue	24%	22%	24%	21%

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) helps make complex business payments simple, smart, and secure. Corporations and banks rely on Bottomline for domestic and international payments, efficient cash management, automated workflows for payment processing and bill review, and state of the art fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe, and Asia-Pacific. For more information visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, achieve financial targets, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2017 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603.501.6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Subscriptions and transactions	$63,187	$55,644	$123,901	$107,776
Software licenses	2,620	3,492	4,985	5,613
Service and maintenance	28,433	25,920	55,775	53,593
Other	955	1,672	1,830	2,830

Total revenues	95,195	86,728	186,491	169,812
Cost of revenues:
Subscriptions and transactions	27,201	24,782	54,612	48,668
Software licenses	229	196	399	324
Service and maintenance	12,968	13,416	25,200	26,701
Other	701	1,178	1,368	2,056

Total cost of revenues	41,099	39,572	81,579	77,749

Gross profit	54,096	47,156	104,912	92,063
Operating expenses:
Sales and marketing	21,396	19,325	40,701	38,200
Product development and engineering	13,892	13,082	27,707	26,017
General and administrative	10,981	11,772	22,810	24,476
Amortization of acquisition-related intangible assets	5,702	6,090	10,890	12,375
Goodwill impairment charge	—	7,529	—	7,529

Total operating expenses	51,971	57,798	102,108	108,597

Income (loss) from operations	2,125	(10,642)	2,804	(16,534)
Other expense, net	(3,532)	(4,182)	(7,995)	(8,117)

Loss before income taxes	(1,407)	(14,824)	(5,191)	(24,651)
Income tax benefit	4,495	4,478	4,038	3,797

Net income (loss)	$3,088	$(10,346)	$(1,153)	$(20,854)
Net income (loss) per share:
Basic	$0.08	$(0.27)	$(0.03)	$(0.55)

Diluted	$0.08	$(0.27)	$(0.03)	$(0.55)

Shares used in computing net income (loss) per share:
Basic	38,087	37,769	37,908	37,854
Diluted	39,344	37,769	37,908	37,854

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2017	June 30, 2017

ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$74,055	$126,542
Cash and cash equivalents, held for customers	3,481	—
Accounts receivable	78,073	64,244
Other current assets	18,556	16,807

Total current assets	174,165	207,593
Property and equipment, net	27,199	26,195
Goodwill and intangible assets, net	375,349	365,980
Other assets	18,058	17,671

Total assets	$594,771	$617,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,268	$9,013
Accrued expenses and other current liabilities	28,411	29,179
Customer account liabilities	3,481	—
Deferred revenue	59,835	74,113
Convertible senior notes	—	183,682

Total current liabilities	101,995	295,987
Borrowings under credit facility	150,000	—
Deferred revenue, non current	25,172	22,047
Deferred income taxes	13,452	15,433
Other liabilities	22,202	22,016

Total liabilities	312,821	355,483
Stockholders’ equity
Common stock	44	43
Additional paid-in-capital	660,701	624,001
Accumulated other comprehensive loss	(29,671)	(32,325)
Treasury stock	(131,528)	(113,071)
Accumulated deficit	(217,596)	(216,692)

Total stockholders’ equity	281,950	261,956

Total liabilities and stockholders’ equity	$594,771	$617,439